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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): August 14, 2003

                             CARRIZO OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)

          TEXAS                      000-22915                 76-0415919
(State or other jurisdiction        (Commission             (I.R.S. Employer
     of incorporation)              File Number)            Identification No.)

          14701 ST. MARY'S LANE
              SUITE 800
            HOUSTON, TEXAS                                        77079
(Address of principal executive offices)                        (Zip code)

       Registrant's telephone number, including area code: (281) 496-1352

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ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         The press release attached hereto as Exhibit 99.1 announces financial and other results for the second quarter of 2003. The press release contained a measure which may be deemed a "non-GAAP financial measure" as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. We discuss EBITDA for the quarters and six month periods ended June 30, 2002 and June 30, 2003. The most comparable GAAP financial measure, Net Income, and information reconciling the GAAP and non-GAAP measures were also included in the press release.

         None of the information furnished in Item 12 and the accompanying exhibit will be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, not will it be incorporated by reference into any registration statement filed by Carrizo Oil & Gas under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Carrizo Oil & Gas, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Carrizo Oil & Gas.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CARRIZO OIL & GAS, INC.

                                  By: /s/ PAUL F. BOLING
                                      ----------------------
                                  Name:  Paul F. Boling
                                  Title: Vice President and Chief
                                         Financial Officer
Date: August 20, 2003

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                                  EXHIBIT INDEX

             The following exhibit is furnished pursuant to Item 12:

99.1 Press Release, dated August 14, 2003, Announcing Financial Results for Second Quarter 2003.



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